Exhibit 10.3

                              CONSULTING AGREEMENT

     THIS AGREEMENT to be effective the 2nd day of January, 2003 by and between ITS Networks Inc. (the "Company") and City Telecom Services Limited (the "Consultant").

     WHEREAS, the Company has expressed its desire to retain services of the Consultant, as a consultant, subject to the terms and conditions herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Scope of Agreement. The Company hereby retains the Consultant, subject to the terms and conditions of this Agreement. During the term of this Agreement, Consultant represents, warrants and covenants that it will devote its best efforts in the performance of its duties, as set forth herein, to the corporate acquisition activities of the Company.

     2. Term. The term of this Agreement shall be a period of fourteen (14) months from the date of this Agreement. After such initial term, this Agreement shall continue month-to-month unless terminated by either party by providing 30 days prior written notice to the other party.

     3. Duties. It shall be the responsibility of the Consultant to advise the Company regarding corporation acquisitions.

     4. Compensation. Compensation to the Consultant for providing services to the Company described in Paragraph 3 of this Agreement shall be E10,000 per month.

     5. Expenses. The Company shall promptly reimburse and/or advance funds to the Consultant upon its request for expenses incurred or to be incurred on behalf of Company on a fully accountable basis, such as air travel, hotel, entertainment, meals, telephone, overnight delivery, and other direct costs. It is understood and agreed that all air travel tickets will be pre-paid by the Company upon request.

     6. Working Facilities. The Consultant shall be solely responsible for its own office facilities, secretarial help and such other facilities and services as it may require to perform its duties under this Agreement.

     7. Status as Independent Contractor. Consultant acknowledges that it is an independent contractor and not an employee, servant, or agent for all purposes under state and federal law, including state and federal income tax, F.I.C.A., etc. The Company is interested only in the results of Consultant's sole responsibility.

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     8.     Confidentiality.  During  the term of this Agreement, the Consultant may have access to and gain knowledge of the lines of business of the Company, particularly information concerning trade secrets, trade information, business methods, sales standards, processes and techniques, financial information, sales prospects, customer lists, or other vluable and confidential information. The parties acknowledge that unauthorized disclosure, use or misuse of the above described confidential information could cause harm to the Company. The
Consultant agrees that except as required by its duties on behalf of the Company, it will not use or disclose to anyone t any time, during or after termination of this Agreement, any confidential information obtained by it in the course of its activities on behalf of the Company. This includes without limitation, information relating to customers of the Company, financial information, business methods and/or information relating to the sales and marketing of the products and/or services of the Company.

     9. Noncircumvention. The Company hereby agrees not to circumvent the Consultant regarding any person or entity that may be introduced by the Consultant to the Company for purposes of entering into or exploring potential business relationships for a period of two years following the effective date of this contract. Compensation for such introductions shall be negotiated and determined by amendment to this Agreement.

     10. Entire Agreement. This Agreement contains the entire Agreement of the parties. This Agreement supersedes all other agreements whether oral or in writing heretofore made or existing between the Company and the Consultant relating to Consultant's association with the Company.

     11. Counterparts. This Agreement may be simultaneously executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     12. Captions, Headings, and Paragraph Titles. All captions, headings, and paragraph titles of this Agreement are for convenience only and are not to be otherwise used for interpretation or defining any of the provisions hereof.

     13. Miscellaneous. All of the conditions of the Consulatnt's relationship to the Company are set forth in this Agreement and/or Addendum(s) hereto. No modifiction of this Agreement or Addendum hereto shall be valid unless made in writing and signed by the parties. This Agreement shall be construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ITS  Networks  Inc.

By:  /s/Gustavo  Gomez
     -----------------------------
     Gustavo  Gomez,  President

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CONSULTANT:

City  Telecom  Services  Limited

By:  /s/Anthony  Stevens
     -----------------------------

November  20,  2002